Exhibit 99.2

INDEX TO FINANCIAL STATEMENTS

Page
MEMORIAL PRODUCTION PARTNERS LP
Unaudited Pro Forma Condensed Combined Financial Statements
Introduction	F-2
Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2014	F-3
Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2014	F-4
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-6

MEMORIAL PRODUCTION PARTNERS LP

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On July 1, 2014, Memorial Production Partners LP (“Partnership”) acquired certain oil producing properties and related facilities located in the Lost Soldier and Wertz fields in Wyoming from Merit Energy Company and certain of its affiliates (“Merit Energy”) for an adjusted purchase price of approximately $915.1 million, subject to customary post-closing adjustments, with an effective date of April 1, 2014 (the “Wyoming Acquisition”). The following unaudited pro forma condensed combined financial information reflects the historical financial statements of the Partnership adjusted on a pro forma basis to give effect to the Wyoming Acquisition.

The unaudited pro forma condensed combined balance sheet is based on the unaudited June 30, 2014 Partnership balance sheet and includes pro forma adjustments to give effect to the Wyoming Acquisition as if that transaction occurred on June 30, 2014. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2014 is based on the unaudited statement of operations of the Partnership and the unaudited statement of revenues and direct operating expenses of the Wyoming Acquisition for the six months ended June 30, 2014, and includes pro forma adjustments to give effect to the Wyoming Acquisition as if the transaction occurred on January 1, 2013.

The pro forma adjustments to the historical combined financial statements are based on currently available information and certain estimates and assumptions. The actual effect of the transactions discussed in the accompanying notes ultimately may differ from the unaudited pro forma adjustments included herein. However, management believes that the assumptions utilized to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the transactions and that the unaudited pro forma adjustments are factually supportable, give appropriate effect to the impact of events that are directly attributable to the transactions, and reflect those items expected to have a continuing impact on the Partnership.

The unaudited pro forma combined financial statements of the Partnership are not necessarily indicative of the results that actually would have occurred if the Partnership had completed the Wyoming Acquisition or the related financing transactions on the dates indicated or which could be achieved in the future because they necessarily exclude various operating expenses.

MEMORIAL PRODUCTION PARTNERS LP

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2014

	Partnership Historical	Pro Forma Adjustments		Partnership Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$349	$917,434	(a)	$349
		(917,434)	(b)
Accounts receivable:
Oil and natural gas sales	50,264	--		50,264
Joint interest owners and other	11,943	--		11,943
Short-term derivative instruments	1,436	--		1,436
Prepaid expenses and other current assets	9,403	--		9,403

Total current assets	73,395	--		73,395
Property and equipment, at cost:
Oil and natural gas properties, successful efforts method	2,107,459	924,191	(b)	3,031,650
Other	2,917	--		2,917
Accumulated depreciation, depletion and impairment	(487,409)	--		(487,409)

Oil and natural gas properties, net	1,622,967	924,191	(b)	2,547,158
Long-term derivative instruments	1,149	--		1,149
Restricted investments	75,506	--		75,506
Other long–term assets	86,332	(67,666)	(b)	18,666

Total assets	$1,859,349	$856,525		$2,715,874

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$18,207	$--		$18,207
Accounts payable – affiliates	2,409	--		2,409
Revenues payable	23,487	--		23,487
Accrued liabilities	54,455	5,592	(b)	60,047
Short-term derivative instruments	45,188	--		45,188

Total current liabilities	143,746	5,592		149,338
Long-term debt	1,148,806	847,434	(a)	1,996,240
Asset retirement obligations	103,513	3,499	(b)	107,012
Long-term derivative instruments	90,696	--		90,696
Other long-term liabilities	3,804	--		3,804

Total liabilities	1,490,565	856,525		2,347,090
Commitments and contingencies
Equity:
Partners’ equity (deficit):
Common units (56,467,187 units outstanding at June 30, 2014 and 55,877,831 units outstanding at December 31, 2013)	389,906	--		389,906
Subordinated units (5,360,912 units outstanding at June 30, 2014 and December 31, 2013)	(27,222)	--		(27,222)
General partner (61,920 units outstanding at June 30, 2014 and 61,300 units outstanding at December 31, 2013)	529	--		529

Total partners’ equity	363,213	--		363,213
Noncontrolling interests	5,571	--		5,571

Total equity	368,784	--		368,784

Total liabilities and equity	$1,859,349	$856,525		$2,715,874

The accompanying notes are an integral part of this unaudited pro forma financial information.

MEMORIAL PRODUCTION PARTNERS LP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2014

	Partnership Historical	Wyoming Acquisition Historical	Pro Forma Adjustments		Partnership Pro Forma Combined

Revenues:
Oil & natural gas sales	$222,546	$91,199	$--		$313,745
Pipeline tariff income and other	1,741	--	--		1,741

Total revenues	224,287	91,199	--		315,486

Costs and expenses:
Lease operating	54,055	24,608	--		78,663
Pipeline operating	1,165	--			1,165
Exploration	210	--	--		210
Production and ad valorem taxes	12,660	11,943	--		24,603
Depreciation, depletion, and amortization	61,902	--	29,194	(c)	91,096
General and administrative	20,546	--	--		20,546
Accretion of asset retirement obligations	2,723	--	140	(c)	2,863
(Gain) loss on commodity derivative instruments	185,112	--	--		185,112
Other, net	(12)	--	--		(12)

Total costs and expenses	338,361	36,551	29,334		404,246

Operating income (loss)	(114,074)	54,648	(29,334)		(88,760)
Other income (expense):
Interest expense, net	(34,114)	--	(11,440)	(d)	(45,554)
			(222)	(e)	(222)

Total other income (expense)	(34,114)	--	(11,662)		(45,776)

Income (loss) before income taxes	(148,188)	54,648	(40,996)		(134,536)
Income tax benefit (expense)	(75)	--	--		(75)

Net income (loss)	(148,263)	54,648	(40,996)		$(134,611)
Net income (loss) attributable to noncontrolling interest	43	--	--		43

Net income (loss) attributable Memorial Production Partners LP	$(148,306)	$54,648	$(40,996)		$(134,654)

Historical and pro forma net income (loss) available to limited partners (Note 3):
Net income (loss) available to limited partners	$(148,245)				$(134,606)

Earnings per unit:
Basic and diluted earnings per unit	$(2.42)				$(2.19)

Weighted average limited partner units outstanding:
Basic and diluted	61,358				61,358

MEMORIAL PRODUCTION PARTNERS LP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

On July 1, 2014, Memorial Production Partners LP (“Partnership”) acquired certain oil producing properties and related facilities located in the Lost Soldier and Wertz fields in Wyoming from Merit Energy Company and certain of its affiliates (“Merit Energy”) for an adjusted purchase price of approximately $915.1 million, subject to customary post-closing adjustments, with an effective date of April 1, 2014 (the “Wyoming Acquisition”). The following unaudited pro forma condensed combined financial information reflects the historical financial statements of the Partnership adjusted on a pro forma basis to give effect to the Wyoming Acquisition.

The Partnership funded the Wyoming Acquisition through borrowings under its $2.0 billion multi-year revolving credit facility. Upon the closing of the Wyoming Acquisition, the borrowing base under the Partnership’s revolving credit facility was increased from $870.0 million to $1.44 billion.

The unaudited pro forma condensed combined balance sheet is based on the unaudited June 30, 2014 Partnership balance sheet and includes pro forma adjustments to give effect to the Wyoming Acquisition as if that transaction occurred on June 30, 2014. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2014 is based on the unaudited statement of operations of the Partnership and the unaudited statement of revenues and direct operating expenses of the Wyoming Acquisition for the six months ended June 30, 2014, and includes pro forma adjustments to give effect to the Wyoming Acquisition as if the transaction occurred on January 1, 2013.

The pro forma adjustments to the audited historical combined financial statements are based on currently available information and certain estimates and assumptions. The actual effect of the transactions discussed in the accompanying notes ultimately may differ from the unaudited pro forma adjustments included herein. However, management believes that the assumptions utilized to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the transactions and that the unaudited pro forma adjustments are factually supportable, give appropriate effect to the impact of events that are directly attributable to the transactions, and reflect those items expected to have a continuing impact on the Partnership.

The Partnership believes that the assumptions used in the preparation of these unaudited pro forma condensed combined financial statements provide a reasonable basis for presenting the effects directly attributable to the transactions described above. These unaudited pro forma condensed combined financial statements and the notes thereto should be read in conjunction with:

•	the Partnership’s Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2013;

•	the Partnership’s Quarterly Report on Form 10-Q for the six months ended June 30, 2014; and

•	Other information that the Partnership has filed with the SEC.

MEMORIAL PRODUCTION PARTNERS LP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 2. Pro Forma Adjustments and Assumptions

Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet:

(a)

Pro forma adjustment to reflect the cash proceeds related to borrowings by the Partnership of $847.4 million, which includes $2.3 million of deferred financing costs, under its revolving credit facility as well as the release of a deposit of $70.0 million.

(b)

Pro forma adjustments to record the use of the $847.4 million of borrowings under the Partnership’s revolving credit facility and application of a deposit of $70.0 million to fund the Wyoming Acquisition:

(1)	To reflect estimated deferred financing costs of $2.3 million related to additional borrowings under the Partnership’s revolving credit facility; and

(2)	To reflect a $915.1 million cash payment to Merit Energy for the purchase price and record the estimated fair value of the assets acquired and liabilities assumed.

Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2014:

(c)	Pro forma adjustment to reflect the depletion and depreciation on property and equipment and the accretion expense on asset retirement obligations associated with the Wyoming Acquisition.

(d)

Pro forma adjustment to reflect the incurrence of interest expense on $847.4 million of additional borrowings under our revolving credit facility used to fund the Wyoming Acquisition. For the six months ended June 30, 2014, pro forma interest expense was based on a rate of 2.70%. A one-eighth percentage point change in the interest rate would change pro forma interest associated with these additional borrowings by $0.5 million for the six months ended June 30, 2014.

(e)	Pro forma adjustment to reflect the amortization of deferred financing costs as if the borrowing costs associated with the Wyoming Acquisition were incurred on January 1, 2013.

Note 3. Historical and Pro Forma Net Income Per Limited Partner Unit

The following sets forth the calculation of earnings (loss) per unit, or EPU, for the six months ended June 30, 2014 (in thousands, except per unit amounts):

	Historical	Pro Forma

Net income (loss) attributable to Memorial Production Partners LP	$(148,306)	$(134,654)
Less: General partner’s 0.1% interest in net income (loss)	(148)	(135)
Less: IDRs attributable to corresponding period	87	87

Net income (loss) available to limited partners	$(148,245)	$(134,606)

Weighted average limited partner units outstanding:
Common units	55,997	55,997
Subordinated units	5,361	5,361

Total	61,358	61,358

Basic and diluted EPU	$(2.42)	$(2.19)